     RIDER ANNEXED TO AND MADE PART OF THE LEASE (the "Lease"), dated as of the 30th day of April, 1996, between PARK ASSOCIATES, a New York partnership having an office at 1 Executive Drive, Edgewood, New York 11717 (hereafter referred to as "Landlord") and Superior Supplements, Inc., a corporation duly organized and existing under the laws of the State of Delaware, with an office at 270 Oser Avenue, Hauppauge, New York 11788, (hereafter referred to as "Tenant").

                              W I T N E S S E T H :

     In consideration of the execution and delivery of the Lease, Landlord and Tenant hereby agree as follows:

     1. In case of any conflict or inconsistency between any of the provisions of this Rider, and the provisions of the within Lease, the provisions of this Rider shall prevail and control.

     2. Tenant shall have the right to increase the capacity of the electrical service at the building. In doing such work, Tenant shall use only licensed, experienced, reputable and insured electricians who have, prior to the commencement of any work, first obtained all permits and/or certificates required therefor. Tenant further agrees that the work will be diligently prosecuted to completion, in a good and workmanlike manner, using only new materials. All such work shall be in compliance with all rules, regulations, orders, laws, etc. of all governmental entities and insurance companies having jurisdiction over the Premises. Landlord shall have no obligation to in any way assist Tenant with such work, it being specifically understood and agreed that said work is solely for the convenience of Tenant. Upon installation, all work shall immediately become and remain the property of Landlord. At such later date, if, in connection with Landlord's Certificate of Occupancy for the Premises, the town, or any subdivision thereof, or any other entity or entities having jurisdiction over the Premises, require changes, modifications, explanations, plans, assistance, or any other matter or thing in connection with the Certificate of Occupancy, by reason of Tenant's work, Tenant shall, at its sole cost and expense, do, make, or provide the same. During the full term of this Lease, and for so long as Tenant's occupancy of the Premises continues, Tenant shall, notwithstanding any other provisions to the contrary, be fully responsible, at its sole cost and expense, for any and all maintenance, repairs, replacements and restorations with regard to any of its work, and any and all damage to the Premises caused by or in any way connected with Tenant's work, and hereby agrees to indemnify and save Landlord harmless in connection therewith in connection with Tenant's indemnification obligations under this Lease. It is expressly agreed that Landlord shall have no obligation whatsoever with regard to Tenant's work and Tenant hereby expressly releases Landlord in connection therewith.

     Upon completion of the increase of the electrical capacity of the building in accordance with the prior paragraph, as evidenced by the presentation to Landlord of the "underwriter's certificate" for the work, a true and complete copy of each bill actually paid by Tenant for such work, and a duly executed waiver of all liens by the contractors performing such work, Landlord agrees to reimburse Tenant for one-half (1/2) of the entire cost of the work, as evidenced by the paid bills provided to Landlord, provided, however, that notwithstanding the entire cost of the work, Landlord's obligation to reimburse Tenant shall not exceed $6,000.00.

     3. Landlord agrees that the loading docks at the Premises shall be in working order.

     4. The last sentence of subparagraph (A) of Section 14 of the Lease is deleted in its entirety and the following shall be substituted in place and stead thereof:

     "In addition, subject to obtaining Landlord's prior consent, Tenant shall not have the right to sublet the Premises more than once during the term of this Lease in addition to the subletting to PDK Labs, Inc. as approved in this subparagraph (A)."

     5. Without creating any obligation on the part of Tenant, Landlord agrees that Tenant shall have no responsibility hereunder for any petroleum products, if any, at the Premises at the date hereof, which resulted from the oil heating system which previously serviced the Premises.

     In Witness Whereof, Landlord and Tenant have set their respective hands hereunto as of the date first above written.


Landlord:  Park Associates

      By: /s/ Gerald Wolkoff
         -------------------------
         Gerald Wolkoff, Partner


Tenant:  Superior Supplements Inc.

    By: /s/ Larry Simon pres
       ---------------------------
       Larry Simon, President

                                      LEASE

                                 BY AND BETWEEN


                            PARK ASSOCIATES, LANDLORD

                                       AND

                       SUPERIOR SUPPLEMENTS, INC., TENANT


                            FOR THE PREMISES KNOWN AS


                                 270 OSER AVENUE

                               HAUPPAUGE, NEW YORK

     THIS INDENTURE OF LEASE (the "Lease"), dated as of the 30th day of April, 1996, between PARK ASSOCIATES, a New York partnership having an office at 1 Executive Drive, Edgewood, New York 11717 (hereafter referred to as "Landlord") and Superior Supplements, Inc., a corporation duly organized and existing under the laws of the State of Delaware, with an office at 270 Oser Avenue, Hauppauge, New York 11788, (hereafter referred to as "Tenant").

                              W I T N E S S E T H:

Landlord and Tenant agree with each other as follows:

                              SECTION 1. PREMISES:

Landlord hereby leases unto Tenant and Tenant hereby hires from Landlord the premises known as 270 Oser Avenue, Hauppauge, New York, also known as District 800, Section 182, Block 0001, Lot 029.010 (Said premises together with the building thereon sometimes referred to as the "Premises" or "Demised Premises"). The building on the Premises is approximately 40,000 square feet in area.

                                SECTION 2. TERM:

A. To have and to hold the Premises for that term commencing on May 1, 1996, and ending on October 14, 1998, both dates inclusive, unless such term shall cease or sooner expire as hereinafter provided. Landlord and Tenant agree to confirm in writing the actual commencement and termination dates of the term of this Lease within five (5) days of a request from Landlord. Tenant's failure to so confirm the term of this Lease as required shall be deemed an agreement by Tenant that the term of this Lease is as set forth in Landlord's request.

B. Nothing contained in this Lease shall be construed to prohibit Landlord from placing any mortgage or mortgages against the Premises to which this Lease shall be subject and subordinate to, in accordance with the provisions herein set forth.

C. This Lease is subject to:

     (1) the same estates, interests, matters and defects in title, if any, and such covenants, declarations, easements, restrictions, and utility easements as are of record, including said covenants and declarations substantially in the form attached hereto as Exhibit "C" dated May 11, 1973, and recorded on May 24, 1973, in Liber 7404, cp 558 and Exhibit "D" dated November 20, 1974, and recorded on December 11, 1974, in Liber 7764, cp 407. This Lease shall also be subject to such further covenants and restrictions as Landlord may reasonably impose subsequent to the date hereof, provided such further covenants and restrictions do not materially interfere with Tenant's use of the Premises, nor impose any additional monetary burden on Tenant.

     (2) the right of Landlord to grant easements to utility and other companies for service to the Premises.


D. This Lease, and/or any memorandum thereof, shall not be recorded by Tenant, or any person(s) or entity(s) claiming under or through Tenant.

                      SECTION 3: ANNUAL FIXED RENTAL RATE:

A.  (1)   Annual Fixed Rate: Tenant covenants and agrees to pay Landlord, in lawful money of the United States, at the office of Landlord, or at such place as Landlord may designate, without previous demand therefor, and without any setoff or deduction whatsoever, annual base rental ("Base Rent"), payable in equal monthly installments, in advance, on the first day of each and every calendar month for each and every year of the term of this Lease, or any extension thereof, as follows:

          (i) For any period of occupancy prior to August 1, 1996, no Base Rent shall be due.

          (ii) For the period August 1, 1996 through May 31, 1997, both dates inclusive, Base Rent shall be twenty-three thousand and 00/100 ($23,000.00) dollars monthly.

          (iii) For the period June 1, 1997 through October 14, 1997, Base Rent shall be nineteen thousand one hundred sixty-six and 67/100 ($19,166.67) dollars monthly.

          (iv) For the period October 15, 1997 through October 14, 1998, Base Rent shall be two hundred fifty thousand and 00/100 ($250,000.00) Dollars, payable twenty thousand eight hundred thirty-three and 33/100 ($20,833.33) dollars monthly.

     Tenant agrees that the first payment of Base Rent Lease shall be due and payable to Landlord upon the execution of this agreement. Said annual base rental shall be in addition to all other payments to be made by Tenant as hereinafter provided.

     (2) All monthly rental payments shall be paid in advance on the first day of each and every calendar month included within said periods. Any monthly installments of Base Rent not paid within ten (10) days of the due date shall be subject to a late payment and administrative charge of five hundred and 00/100 ($500.00) dollars in each instance that a monthly installment of Base Rent is not timely made. Notwithstanding the foregoing, for the first instance only in any Lease Year during the term of this Lease if Base Rent is not paid within ten (10) days of the due date, no late payment and administrative charge shall be due, unless Landlord must institute summary proceedings or other legal proceedings or other legal proceedings or actions to collect the Base Rent. All other payments becoming due hereunder shall bear interest, as defined in

          Section 16 hereof, from and after the first calendar day when the same shall be due and payable. Such late payment and administrative charge shall be due as additional rent, and shall be in addition to all of Landlord's other rights and remedies hereunder, in the event of Tenant's default. In the event Tenant makes payment to Landlord of the total Base Rent and additional rent due Landlord (including any late payment charges and interest), acceptance by Landlord of such payment by Tenant shall be deemed to cure the default by Tenant with respect to the overdue amount. In the event that a late payment and administrative charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then Base Rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding any other provision of this Lease to the contrary. In the event any check delivered by Tenant to Landlord is returned uncollected, for non-sufficient funds, or for any like reason, then, in addition to any and all other rights and remedies available to Landlord hereunder, Tenant shall pay to Landlord, as additional rent, a fee of $20.00 per check to compensate Landlord for the additional administrative cost and expense incurred by Landlord by reason of such check.

     (3) All costs and expenses which Tenant assumes or agrees to pay pursuant to this Lease shall at Landlord's election be treated as additional rent and, in the event of nonpayment, Landlord shall have all the rights and remedies herein provided for in the case of nonpayment of rent or of a breach of condition. If Tenant shall default in making any payment required to be made by Tenant (other than the payment of Base Rent required by Section "3" of this Lease) or shall default in performing any term, covenant or condition of this Lease on the part of Tenant to be performed which shall involve the expenditure of money by Tenant, Landlord, at Landlord's option may, but shall not be obligated to, make such payment on behalf of Tenant, or expend such sum as may be necessary to perform and fulfill such term, covenant or condition and any and all sums so expended by Landlord, with interest thereon as defined in Section 16, from the date of such expenditure, shall be deemed to be additional rent, in addition to the Base Rent, and shall be repaid by Tenant to Landlord, on demand, but no such payment or expenditure by Landlord shall be deemed a waiver of Tenant's default or shall it affect any other remedy of Landlord by reason of such default.

     (4) It is fully understood and Landlord and Tenant agree that this is a "net, net, net lease", and Tenant is to be fully responsible, liable and is to pay for all taxes, fees, expenses, assessments, insurance, repairs, both interior and exterior, nonstructural, ordinary or extraordinary, foreseen and unforeseen and any other charges for the Premises, except as otherwise set forth in this Lease and Landlord shall be indemnified and saved harmless by Tenant from and against all costs and expenses arising from nonpayment of or noncompliance with the same. Landlord is to be fully responsible for all costs and expenses of all "Structural Repairs" required during the term of this Lease, except "Structural Repairs" necessitated by the negligent, grossly negligent or willful acts of Tenant, its employees, officers, agents, servants, and the like. "Structural Repairs" are defined as repair to exterior walls, foundation, window frames and sanitary sewers. During the first year only of the term of this Lease, Landlord shall make all repairs to the roof not caused by the negligent, grossly negligent or willful acts of Tenant, its employees, officers, agents, servants, and the like. Thereafter, Tenant shall be fully responsible, at its sole cost and expense, for all roof repairs.

B. In addition to all other payments to be made by Tenant pursuant to this Lease, for the full term of this Lease, as for so long as Tenant's occupancy of the Premises continues, Tenant further covenants and agrees to pay, as additional rent under this Lease, within ten (10) days of receipt of a statement therefor, an annual charge, in advance, for the use and operation of the sewer treatment facility which services the Premises. Such annual charge shall be the same as Landlord is charged by the Suffolk County Sewer Agency or such other entity as may own the sewer treatment plant which services the Premises.

     Tenant also covenants and agrees to pay, as additional rent, prior to the date the same shall be due without penalty, any sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed, or a lien upon the Premises pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage connection or system.

    Tenant shall be responsible for the charges set forth in this paragraph B assessed during the term of this Lease, or any extension thereof, whether or not the same are billed during the term. Tenant's obligations hereunder shall survive the expiration or sooner termination of this Lease.

    Tenant covenants and agrees that THE WASTE ENTERING THE SEWER PLANT SHALL BE LIMITED ONLY TO NORMAL LAVATORY WATER AND WASTE BUT SHALL EXPRESSLY EXCLUDE ALL INDUSTRIAL WATER AND WASTE. Tenant's failure to abide by this covenant shall be a default under this Lease.

                                SECTION 4. TAXES:

     (1) Tenant covenants and agrees to bear, pay and discharge any and all increases in Real Estate Taxes (as hereafter defined) above Real Estate Taxes for the Base Tax Year (as hereinafter defined) imposed, assessed or levied against the Premises, both land and building, during the term of this Lease, or any extension thereof, whether or not billed prior to the end of the term of this Lease. Tenant's obligation hereunder shall survive the expiration or sooner termination of this Lease. For the purposes of this Lease, Tenant's obligation to pay Real Estate Taxes shall only be to pay increases in Real Estate Taxes above Real Estate Taxes in the Base Tax Year.

          If at any time during the term of this Lease, or any extension thereof, Real Estate Taxes increase above Real Estate Taxes in the Base Tax Year, such increase in Real Estate Taxes shall be due and Tenant shall pay such increase in Real Estate Taxes, as additional rent, on a semiannual basis, forty-five (45) days prior to the date Landlord is required to make said tax payment(s) to the taxing authority, without penalty, or at Landlord's election, on a monthly basis, along with each payment of Base Rent, in accordance with the procedure set forth below.

          Landlord shall estimate the increase in the annual Real Estate Taxes above Real Estate Taxes in the Base Tax Year and one-twelfth (1/12th) of the amount so estimated shall be due with each payment of Base Rent. Within one hundred twenty days after the end of the fiscal year, Landlord shall furnish Tenant with a statement which provides the actual Real Estate Taxes for the prior fiscal year. Thereupon an adjustment shall be made between Landlord and Tenant, with payment to Landlord, as additional rent, of any amounts due Landlord but not yet paid. Estimated payments for each succeeding year shall be based upon the prior year's payments. It is agreed that the intent of this paragraph is that Tenant shall have made tax payments to Landlord totalling the full amount due, prior to the date Real Estate Taxes are payable to the taxing authority.

          Real Estate Taxes for partial Lease Years shall be prorated.

          Tenant's failure to make any payment of increases in Real Estate Taxes above Real Estate Taxes for the Base Tax Year, as in this Lease provided shall be a default under this Lease. In the event Tenant fails to make the payment(s) as required above, Landlord shall be entitled to interest, at the rate set forth in Section 16 hereof, on all sums due, from the date payment was due, until payment in full to Landlord, in addition to all other remedies available to Landlord for nonpayment of Base Rent. Tenant shall also be responsible for the payment of all interest, fines, late fees and penalties by reason of said non-payment.

     (2) "Real Estate Taxes" shall mean the sum of all taxes, real estate and real property taxes, assessments, special assessments, impositions, levies, including, but not limited to, town taxes, village taxes, school taxes, county taxes, etc., whether general, special, ordinary or extraordinary, foreseen or unforeseen, imposed, assessed or levied against or upon the Premises, land and building, and any rights or interests appurtenant to either, by Federal, State or local governmental authority, or any other taxing authority having jurisdiction thereover. Real Estate Taxes shall also include any taxes which may be assessed, levied or imposed in lieu of, in substitution for, or in addition or supplementary to such taxes. Real Estate Taxes shall also include any taxes attributable to improvements of whatever kind and to whom belonging, situated or installed in or upon the Premises, whether or not affixed to the realty. If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of, as an addition to, or as a substitute for the whole or any part of the taxes, assessments, levies, impositions, or charges now levied, assessed or imposed on real estate and the improvements thereon, there shall be levied, assessed, or imposed (i) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (ii) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the Premises and imposed upon Landlord, or (iii) a license fee or charge measured by the rents payable by Tenant to Landlord, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based, shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof.

     (3) Either party to this Lease shall promptly notify the other in writing of any change in the assessed value of the Premises of which the Landlord or Tenant is or becomes aware, in order to permit a timely contest of such change. Tenant shall have the right to initiate and prosecute, at its own cost and expense, including, but not limited to counsel fees, in Landlord's name, proceedings to reduce assessments for Real Estate Taxes. Prior to initiating any such proceeding, Tenant shall give Landlord notice of its intention to initiate the same not less than (a) thirty (30) days prior to initiation or (b) such number of days (plus ten (10) days) as will permit the timely initiation of such a proceeding, whichever is less. Following such notice and within the notice period set forth in the preceding sentence, Landlord shall notify Tenant in writing, of its election to initiate such proceeding itself, or give its consent to Tenant to prosecute such proceeding in the Landlord's name. Landlord shall have the right to initiate such proceedings in the event Tenant elects not to initiate the same or fails to timely notify Landlord. In the event Landlord elects to initiate any proceeding to reduce assessments of Real Estate Taxes and in the further event that Landlord receives any Real Estate Tax refund or refunds as a result thereof, such refund shall be payable to Landlord. Landlord shall pay over to Tenant any such Real Estate Tax refunds, less counsel fees and/or other expenses relating to such proceeding, to the extent that such refunds relate to Real Estate Taxes theretofore paid by Tenant to Landlord, pursuant to this Section
          4. In any event, Tenant agrees that it will not stipulate or settle any proceeding initiated by it unless the terms of such stipulation or settlement are approved by Landlord, said approval not to be unreasonably withheld.

     (4) For the purposes hereof, the period December 1, 1995 through November 30, 1996 shall be the Base Tax Year. Real Estate Taxes during the period December 1, 1995 through November 30, 1996 are $37,141.92.

                               SECTION 5. NO WORK:

A. Tenant acknowledges and agrees that Landlord has not offered to do, and shall not do or have any obligation to do, any work, alterations, improvements, decorations, additions, repairs, changes, etc., at, or to the Premises to make the same ready for Tenant's occupancy. Tenant further acknowledges that, prior into entering into this Lease, Tenant has had a full and fair opportunity to inspect the Premises, or Tenant has expressly waived the right to do so. Tenant hereby accepts the Premises in "as-is" condition, except that on the date possession of the Premises is delivered to Tenant the Premises will be vacant and broom clean and the air conditioning system shall be in working order.

B. If Landlord is unable to give possession of the Premises on the date of commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the Premises has not been sufficiently completed to make the Premises ready for occupancy or if Landlord has not completed any work required to be performed by Landlord, or for any other reason, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of the Lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this Lease (except as may be agreed), but the rent payable hereunder shall be abated (provided Tenant is not responsible for Landlord's inability to obtain possession or complete any work required) until after Landlord shall have given Tenant notice that the Premises are substantially ready for Tenant's occupancy. The provisions of this Section are intended to constitute "an express provision to the contrary" within the meaning of
     Section 223-a of the New York Real Property Law.

C. Improvements to be paid by Tenant: If, during the construction of the Premises, Tenant wishes to substitute any materials or alter any work to be done by Landlord, a "change-order" shall be issued by Landlord indicating such change or substitution and the cost that will be incurred by Tenant by reason thereof. Landlord shall be authorized to undertake such change or substitution only if Tenant approves such "change-order" in writing. In such event, the additional total cost as set forth on each "change-order" shall be paid for in each case by Tenant one-half (1/2) upon execution of the "change-order" and the balance in accordance with the progress of the work set forth in the "change- order". In the event Tenant fails to make the payments as in this paragraph provided Landlord shall be entitled to all remedies available in the event of nonpayment of Base Rent, including a late payment and administrative charge and interest as set forth in Section 16.

D. Landlord has heretofore delivered to Tenant a copy of the certificate of occupancy for the Premises.

E. Landlord represents that, to the best of Landlord's knowledge: (i) the Premises have not heretofore been used for the production or disposal of toxic or hazardous substances as hereinafter defined; and (ii) there presently exists at the Premises no hazardous or toxic substances (as hereafter defined) in violation of any law.

                       SECTION 6. DELIVERY OF POSSESSION:

A. Possession of the Premises shall be deemed delivered to Tenant on the date which is the earlier to occur of: (i) May 1, 1996; and (ii) the date Tenant occupies all or any part of the Premises.

B. On the commencement date of the term of this Lease, Landlord agrees that the Premises shall be broom clean, the HVAC, plumbing, electrical, sprinkler and other mechanical systems at the Premises shall be in working order and the roof shall be free of leaks. Except as set forth herein, Landlord makes no representations or warranties with respect to the Premises and any agreements set forth in the preceding sentence shall not survive Tenant's occupancy of the Premises. After Tenant occupies the Premises, Tenant shall have no right to cancel this Lease, seek a diminution of rent, sue for damages or assert any contractual, legal or equitable remedy based either on a claim that Landlord failed to deliver possession in accordance with the terms of this Lease or based on a claim that the size, location, layout, dimensions or construction of the building or service area(s) (if any), sidewalks, parking or other areas (if any), or any other facilities to be furnished by Landlord, were not completed or furnished in accordance with the terms of this Lease. Notwithstanding the foregoing, if after Tenant occupies the Premises and during the term hereof Landlord is in default under any of its Lease obligations, Tenant shall have such rights at law or in equity to which it may be entitled except that Tenant hereby waives any right to cancel or terminate this Lease or to seek a diminution of rent unless such right is explicitly reserved to Tenant under the terms of this Lease. Tenant's occupancy of the Premises shall be deemed a certification to Landlord and the holder of any mortgage to which this Lease is, or shall thereafter be, subject and subordinate, that the Premises have been delivered to it in accordance with the terms of this Lease and that possession thereof has been fully and completely accepted by Tenant who is then in possession of the same, and that the term of this Lease and the use of the Premises for business and the date for the payment of rent hereunder have all theretofore commenced and that the building, the parking area, and all other portions of the Premises have been completed in accordance with the requirements and terms of this Lease, and that there is not then any offset of any rental(s) nor any violation of any of the Lease terms on the part of the Landlord. Notwithstanding the immediately preceding sentence, Tenant's occupancy of the Premises shall not be deemed a certification that there are no latent defects in the

     Premises. However, any claim by Tenant that a latent defect exists must be made within one (1) year of Tenant's occupancy of the Premises. In the event of a claim timely made for a latent defect Tenant shall have no right to cancel or otherwise terminate this Lease, or have any right to setoff or deduct any amount from Base Rent or additional rent; Landlord agrees to promptly, after receipt of notice from Tenant, to commence the correction of the defect and diligently prosecute the same to completion. The foregoing provisions shall be self-operative and no further instrument, letter or certificate shall be required by Landlord or any such mortgagee unless either Landlord or mortgagee shall deem same appropriate in which event, in confirmation of the foregoing, Tenant shall, without cost to Landlord, promptly execute, in writing, any instrument, letter and/or certificate containing the foregoing and such other like provisions in regard to the condition of the Premises, the building, the rental(s), term and date of the use of the Premises for business as shall be reasonably requested by Landlord and/or said mortgagee.

                            SECTION 7. TENANT'S USES:

Tenant covenants that it shall use the Premises subject to and in accordance with all present and future rules, regulations, laws, ordinances, statutes, directions and requirements of all governmental and quasi-governmental authorities and the Fire Insurance Rating Organization and Board of Fire Insurance Underwriters and insurance companies issuing policies for the Premises, and any similar bodies, having jurisdiction thereof, and subject to the restrictions contained in Exhibit "C" and "D" annexed hereto, and provided the same complies with the certificate of occupancy for the Premises, solely for manufacturing, warehousing and distribution of vitamins and other pharmaceutical products and office use associated therewith, and for no other purpose. Tenant may not conduct any dangerous, hazardous, noxious or offensive use. Without limiting the foregoing, Tenant agrees that no part of the Premises will be used for the treatment, storage, disposal, generation, refining, transporting, handling, production, processing, burial, dispersal or placement of any Hazardous Substance (as defined in Section 37), pollutants or contaminants, and that Tenant shall not release or permit the release of any Hazardous Substance, petroleum products, pollutants, or contaminants onto the Premises or unto the subsurface thereof or onto any property whatsoever, including, without limitation, surface water and ground waters unless in compliance with all applicable law(s), permit(s), order(s) or other valid governmental approval(s). Tenant shall first obtain all governmental permits and licenses as may be required for Tenant's use and occupancy of the Premises, and Tenant at all times shall promptly comply with all present and future laws, ordinances, requirements, orders, directions, rules and regulations of the federal, state, interstate, county, local and municipal governments and all other governmental authorities, agencies or regulatory bodies having a claim or jurisdiction over or affecting the Premises, or any part thereof, or the activities of Tenant, and all of their respective departments, bureaus and officials, and of the Board of Fire Underwriters, and all of the insurance companies writing policies affecting the Premises or any part thereof, whether such laws, ordinances, requirements, orders, directions, rules or regulations relate to structural alterations, changes, additions, improvements, replacements, restorations or repairs, either inside or outside, extraordinary or ordinary, foreseen or unforeseen, or otherwise, to or in and about the Premises, or any part thereof, or connected with the use, occupation and enjoyment thereof, or to alterations, changes, additions, improvements, replacements, restorations or repairs incident to or as a result of any use or occupation thereof, or otherwise, or any obligation arising from any restriction on title to the Premises, and whether the same are in force at the commencement of the term or may in the future be passed, enacted or directed. Tenant shall not do or permit anything to be done in or about the Premises, or bring or keep anything in the Premises that will in any way increase the normal premium rates or cause suspension or termination of the fire or other insurance upon the building. Tenant will not perform any act or carry on any practices that may injury the building or be a nuisance or menace to tenants of adjoining premises. Tenant shall not permit open storage on the Premises detrimental to the appearance of a garden-type industrial development; and shall require loading and unloading and parking of cars for employees, customers and visitors, in connection with Tenant's business to be done in the designated areas on the premises and not on any street.

In connection with Tenant's proposed use of the Premises, upon request by Landlord Tenant shall deliver to Landlord:

      (i) a letter, on Tenant's business stationery, for the Town of Smithtown Building Department, indicating the nature of Tenant's business and the utilization of the Premises in square foot terms (for example: how many square feet will be used for warehouse, plant and/or office purposes). This letter shall be addressed to Landlord.

     (ii) a letter on Tenant's business stationery, for the Suffolk County Department of Health Services, responsive to the questions set forth on the specimen letter attached hereto as Exhibit "E".

    (iii) a completed application (on the form submitted by Landlord) to the Long Island Lighting Company for service to the Premises.

                              SECTION 8. INSURANCE:

Throughout the term of this Lease and any extensions and renewals thereof, Tenant, at its own cost and expense, shall:

     A. Provided and keep in force a comprehensive policy of liability insurance in the name of and for the benefit of Tenant, Landlord and any designee(s) of Landlord against any liability for injury to person(s) and/or property and death of any person(s) occurring in, at, on, or about the Premises, or any appurtenances thereto. Each such policy is to be written by one or more responsible insurance companies satisfactory to Landlord, licensed to do business in the State of New York, with a Best's rating of A, or greater, and a financial size category of X, or greater, and the limits of liability thereunder shall not be less than $1,000,000 combined single limit bodily injury, death and/or property damage per occurrence, and a $2,000,000 aggregate limit and a $4,000,000 umbrella liability policy, or a combined single limit of $5,000,000 per occurrence for bodily injury, death and/or property damage, and against claims arising from contractual obligations.

     B. (1) Keep the building and all other buildings and improvements and all furnishings and equipment on, at, in or appurtenant to the Premises at the commencement of the term, and/or thereafter erected thereon or therein (including all alterations, rebuildings, replacements, changes, additions and improvements) insured in an amount equal to the full replacement cost thereof against loss or damage from all risk perils and insurable risks, including fire, casualty (including rental income coverage) and all available additional extended coverage, including damage by lightning, hail, explosion, windstorm, tornado, cyclone, riot, disorder or civil commotion, smoke damage, vandalism, malicious mischief (when obtainable and if not included in such extended coverage).

          (2) Provide and keep in force business interruption insurance, contingent business interruption insurance, extra expense and contingent extra expense insurance, in amount not less than the annual base rental plus the annual estimated Real Estate Taxes and insurance premiums.

          (3) If a sprinkler system shall be located in the Building, provide and keep in force sprinkler leakage insurance. In addition, Tenant shall obtain, at its sole cost and expense, a sprinkler supervisory and alarm service contract for the sprinkler system at the Premises.

          (4) Provide and keep in force insurance coverage on all plate and other glass in the building. Notwithstanding the foregoing, Tenant may self insure for plate glass and be responsible for the replacement of all glass at the Premises at Tenant's sole cost and expense.

          (5) Provide and keep in force such other insurance covering such risks and in such amounts as may from time to time be reasonably required by Landlord or any mortgagee against any other insurable hazards as Landlord can show at the time are commonly insured against in cases of premises similarly situated and/or such other insurance and in such amount and form as may from time to time be required by the holder of any mortgage(s) to which this Lease is subject and/or subordinate.

          (6) Tenant shall maintain insurance for the full replacement value of its own contents, inventory and trade fixtures.

     C. Each party hereby releases the other party (which term as used in this subdivision includes the employees, agents, officers and directors of the other party) from all liability, whether for negligence or otherwise, in connection with loss covered by any insurance policy which the releasor carries with respect to the Premises or any interest or property therein or thereon (whether or not such insurance is required to be carried under this Lease), but only to the extent that such loss is collected under said insurance policies. Such release is also conditioned upon the inclusion in the policy or policies of a provision whereby any such release shall not adversely affect said policies or prejudice any right of the releasor to recover thereunder. Each party agrees that its insurance policies, aforesaid, will include such a provision, if obtainable. If the inclusion of such provision requires an additional premium, the party for whose benefit the provision is obtained shall, on demand, pay such extra premium to the party carrying the insurance.

     D. Unless otherwise requested by Landlord all insurance provided by Tenant under this Section 8, except Tenant's contents and inventory insurance, shall be carried in favor of Landlord (including the officers, directors and stockholders of any corporation which is the Landlord and the partners and spouses of any partnership which is the Landlord) and the holder of any mortgage(s) affecting the Premises as additional named insured and loss payee, as their respective interests may appear. Such policies shall be in companies licensed and admitted to do business in the State of New York, as Landlord and/or any mortgagee shall approve, with a Best's Rating of A or greater, and a financial size category of 10, or greater, and in such policies shall provide that proceeds shall be payable to Landlord and, at Landlord's request, any such mortgagee as their respective interests may appear. Landlord acknowledges that Tenant's insurance policies shall initially be written by Chubb Insurance Company and, as of the date hereof, Chubb Insurance Company is an acceptable insurance company, whether or not Chubb Insurance Company currently maintains the Best rating required by this Lease. At such later date as the Best Rating for Chubb Insurance Company shall be adversely affected or should Tenant change its insurance carrier, the rating requirements set forth above must be satisfied. Tenant shall not carry separate insurance, concurrent in coverage and contributing in the event of loss with any insurance required to be furnished by Tenant under the provisions of this Section 8 if the effect of such insurance would be to reduce the protection or the payment to be made under said insurance required to be furnished by Tenant, unless Landlord and any mortgagee as aforesaid are included as insured with loss payable as hereinabove provided. Tenant shall promptly notify Landlord of the issuance of any such separate insurance and shall cause such policies to be delivered to Landlord, as hereinafter provided.

     E. With respect to any policies of insurance provided by Tenant under any provision of this Section 8, Tenant shall deliver to Landlord and/or any designee of Landlord, prior to occupancy of the Premises by Tenant, or at least twenty (20) days prior to the time such insurance is first required to be carried by Tenant, and thereafter at least twenty (20) days prior to the expiration of any such policy, either a duplicate original of such policy or a certificate of all polices procured by Tenant in compliance with its obligations hereunder together with evidence of payment therefor and including an endorsement which states that such insurance may not be cancelled except upon thirty (30) days written notice to Landlord and/or designee of Landlord. At least twenty (20) days prior to the expiration of each policy, Tenant shall procure renewal insurance and within such period shall deliver to Landlord and/or any designee of Landlord the original renewal policy.

     F. Property Loss or Damage and Indemnity: Tenant shall forever indemnify and save Landlord harmless from and against (i) any and all liability, loss, damage, cost and expense, including counsel fees, arising from any injury to person or property of third persons occurring during the term of this Lease wholly or in part by reason of any act or omission of Tenant or of its employees, guests, invitees, agents, assigns or undertenants; and (ii) any other matter or thing arising or growing out of the occupation of the Premises by Tenant; and, at Landlord's election, Tenant shall at its cost and expense defend any suit or proceeding instituted against Landlord by reason of any such injury or alleged injury to person or property or by reason of any other such matter or thing. Landlord shall not be liable for any loss or damage which may be sustained by Tenant or any other person from any act or omission on the part of the Landlord or of any other tenant or agent or employee of any tenant or of Landlord unless caused by the negligence of Landlord, its agents or employees.

     G. Tenant shall pay all premiums and charges for all such policies, and if Tenant shall fail to make any such payment when due, or to carry any such policy, Landlord, at its option, may but shall not be obligated to, make such payment or carry such policy, and the amounts paid by Landlord, with interest thereon from the date of payment, shall become due and payable by Tenant as additional rent with the next succeeding installment of Base Rent. Payment by Landlord of any such premiums or the carrying by Landlord of any such policies shall not be deemed to waive or release the default of Tenant with respect thereto, or the right of Landlord to take such action as may be permissible hereunder as in the case of default in the payment of Base Rent.

     H. Tenant shall not violate or permit to be violated, any of the conditions or provisions of any such policy, and Tenant shall perform and satisfy the requirements of the companies writing such policies that at all times companies licensed by the State of New York satisfactory to Landlord or any mortgagee shall be willing to write and/or continue such insurance.

     I. Tenant and Landlord shall cooperate in connection with the collection of any insurance monies that may be due in the event of a loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any insurance monies.

     J. Tenant agrees that during the term of the Lease, or any extension thereof, the limits of the insurance required by this Section shall be increased if necessary to afford Landlord the same protection as provided to Landlord at the commencement of the term of this Lease. In no event shall the limits of insurance be reduced below what they were at the commencement of the term.

                             SECTION 9. DESTRUCTION:

A. If during the term of this Lease, or any extension thereof, any portion of the Premises or any building, structure or improvement thereof, thereon or therein, or appurtenant thereto, is damaged or destroyed by fire or other casualty as a result of a peril insured against pursuant to this Lease, Tenant shall forthwith give notice thereof to Landlord and then Landlord shall thereafter commence promptly, after adjustments of insurance, and building weather permitting, at its own cost, to repair, replace and rebuild the Premises, but to the extent only of proceeds received by

     Landlord from insurance and to the extent only of Landlord's work prior to occupancy of the Premises by Tenant. In no event shall Landlord be obligated to expend a greater sum for the restoration of the Premises than the sum Landlord received as insurance proceeds due to said damage or destruction. Notwithstanding anything to the contrary, Landlord will commence making repairs immediately following such damage or destruction provided that Tenant advances the necessary funds to Landlord to cover the cost thereof. If Tenant, after obtaining Landlord's permission, makes the necessary repairs, Landlord will make reimbursement to Tenant of the actual cost thereof, not to exceed the insurance proceeds received by Landlord. Nothing in this paragraph shall require Landlord to restore, replace or repair any inventory, furniture, chattels, signs, contents, fixtures, (including trade fixtures) or personal property of Tenant located, on, in, or about the Premises, or which serve the Premises or rebuild the Premises in the condition and state that existed before any such damage or destruction.

B. Notwithstanding anything to the contrary contained in this Lease, in the event of any destruction of the building to the extent of more than forty (40%) percent of the cost of total replacement thereof, at a time when less than three (3) years remain in the term hereof, Landlord may elect to terminate this lease on thirty (30) days notice to Tenant, given at any time within sixty (60) days after such damage or destruction, and in such case all proceeds shall be paid and belong to Landlord and upon such termination neither party shall be thereafter under any obligation to the other for any liability under this Lease which shall thereafter accrue.

C. Except to the extent Landlord receives rent insurance as hereinabove provided, neither the rent payable by Tenant nor any of Tenant's other obligations under the other provisions of this Lease shall be affected by any damage to or destruction of the Premises, and Tenant expressly waives such additional rights as it might otherwise have under any law or statute by reason of damage or destruction of the Premises by fire or any other cause.

D. Landlord agrees that any repairs Landlord is required to make pursuant to paragraph A of this Section 9 shall be substantially complete not later than six (6) months subsequent to the date Landlord receives the insurance proceeds, unless Landlord is delayed by Tenant or by reason of forces beyond Landlord's reasonable control, in which case such six (6) month period shall be extended for a period equal to the period through in which Landlord is delayed by Tenant or forces beyond Landlord's reasonable control. In the event Landlord has not substantially completed the repairs within six (6) months after receipt of the insurance proceeds, or such later date as may be extended by Tenant's acts, or forces beyond Landlord's reasonable control, Tenant may cancel this Lease upon not less than thirty (30) days notice to Landlord. However, in the event the repairs are substantially complete prior to the date set forth in Tenant's notice, Tenant's notice shall be ineffective to cancel this Lease, and this Lease shall remain in full force and effect. In the event this Lease is cancelled pursuant to this paragraph, this Lease shall terminate on the date set forth in Tenant's notice as if the date were the date set forth in the Lease for the expiration of the term hereof and Landlord shall have no obligation or liability to Tenant hereunder.

                SECTION 10. REPAIRS, MAINTENANCE AND ALTERATIONS:

A. Tenant shall at all times, during the term, or any extension term, and at its own cost and expense put, keep, repair, restore, replace and maintain in thorough repair and good, safe, clean and substantial order and condition, the Premises, all buildings and other portions thereof, all glass therein, all equipment therein, and all appurtenances thereto, both inside and outside, nonstructural, extraordinary and ordinary, foreseen or unforeseen, at the commencement of the term or thereafter erected thereon or therein and howsoever the necessity or desirability thereof may occur, normal wear, tear and obsolescence excepted. However, Landlord shall, at all times during the term and at its own cost and expense, replace or make all "Structural Repairs" as described in Section 3(A)(4) hereof, except those necessitated by the negligence, gross negligence or willful conduct of Tenant, its officers, employees, agents, servants and the like. Tenant shall use all reasonable precaution to prevent waste, damage or injury to the Premises, or any part thereof. Tenant shall also, at its own cost and expense, put, keep, repair, restore, replace and maintain in thorough repair and good order and safe condition and free from dirt, snow, ice, rubbish and other obstructions or encumbrances, any sidewalks, parking fields and curbs which are part of, in front of, and of or adjacent to the Premises, normal wear, tear and obsolescence excepted.

     Tenant shall refrain from committing, or suffering any waste upon the Premises, or any nuisance, or any other act or thing which may disturb the quiet enjoyment of any other tenant in the Heartland Executive Park. Tenant shall make all ordinary repairs, replacements and restorations, as needed (except as provided in Section 9A), including without limitation by their inclusion, interior and exterior repainting, replacement of glass injured or broken; and of floor and wall covering worn or damaged; keeping roofs and exterior windows and doors water tight, and all plumbing, lighting, heating, air-conditioning, and other utility systems in good operating condition. Tenant shall keep the Premises properly painted and decorated; Tenant shall paint all exterior trim and all exposed metal beams and girders as reasonably required. Tenant shall notify Landlord in writing for Landlord's written approval should any penetrations or additional loads to the roof be contemplated, which approval may be withheld for any reason notwithstanding anything in this Lease.

     Tenant shall maintain as presented to Tenant all landscaped and planted areas including but not limited to lawns, trees, and shrubs, on the Premises, and keep in good repair all parking and loading areas in use, clean and free of snow and ice, and the exterior of the Premises neat and clean.

     Tenant shall indemnify and save harmless Landlord against and from all costs, expenses, liabilities, losses, damages, suits, fines, penalties, claims and demands, including reasonable counsel fees, because of Tenant's failure to comply with the foregoing and Tenant shall not call upon Landlord for any disbursement or outlay whatsoever in connection therewith and hereby expressly releases and discharges Landlord of and from any liability therefor.

B. Except as otherwise specifically set forth in this Lease, Tenant shall not make any alterations, improvements, and/or additions to the Premises or any part thereof without Landlord's prior written consent.

C. If any repair or alteration which are not Structural Repairs and which are required or permitted to be performed by Tenant under any provision of this Lease shall cost in excess of three thousand five hundred and 00/100 ($3,500.00) dollars during the Lease term, same shall not be commenced until Tenant, provides at least fifteen (15) days prior written notice of such repairs or alterations to Landlord (except in the case of an emergency, where only prior notice as is reasonable under the circumstances is required, but Tenant shall immediately notify Landlord thereafter if no prior notice is given); provided, however, Tenant shall remove any such repairs or alterations upon Landlord's written request promptly after termination of this Lease.

                       SECTION 11. COVENANT AGAINST LIEN:

Tenant shall not do any act, or make any contract which would create or be the foundation for any lien or other encumbrance upon any interest of Landlord in any portion of the Premises. If, because of any act or omission (or alleged act or omission) of Tenant, any mechanic's or other lien, charge or order for the payment of money or other encumbrance shall be filed against Landlord and/or any portion of the Premises (whether or not such lien, charge or encumbrance is valid or enforceable as such), Tenant shall, at its own cost and expense, cause same to be discharged of record or bonded within thirty (30) days after notice to Tenant of the filing thereof; and Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands, including reasonable counsel fees resulting therefrom. If Tenant fails to comply with the foregoing provisions, Landlord shall have the option of discharging or bonding any such lien, charge, order or encumbrance from any funds of Tenant in Landlord's possession, and Tenant agrees to reimburse Landlord for all costs, expenses, reasonable attorneys fees, and other sums of money in connection therewith (as additional rental) with interest thereon, at the rate specified in Section 16, promptly upon demand. All materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracted with Tenant for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises at any time from the date hereof until the end of the term of this Lease, or any extension thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for same. Nothing in this Lease contained shall be construed in any way as constituting the consent or request of the Landlord, expressed or implied, to any contractor, subcontractor, laborer or materialmen for the performance of any labor or the furnishing of any materials for any improvement, alteration or repair of the Premises, nor as giving any right or authority to contract for the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's liens against the Premises.

                            SECTION 12. CONDEMNATION:

A. If the whole of the Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate as of the date that title shall be taken. If fifteen (15%) percent or more of the building shall be so taken, then Landlord and Tenant shall each have the right to terminate this Lease on thirty (30) days written notice to the other given within sixty (60) days after the date of such taking.

B. If any part of the building shall be so taken and this Lease shall not terminate or be terminated under the provisions of Paragraph "A" hereof, then the Base Rent shall be equitably apportioned according to the building floor space so taken and Landlord shall make all necessary repairs or alterations to the Premises so as to constitute that portion of the building and other improvements on the Premises not taken as a complete architectural unit and/or as nearly similar in character as practicable to what they were before the taking.

C. All compensation awarded or paid upon such a total or partial taking of the Premises shall belong to and be the property of Landlord without any participation by Tenant; provided, however, that nothing contained herein shall be construed to preclude Tenant from prosecuting any claim, directly against the condemning authority in such condemnation proceedings for loss of business, and/or depreciation to, damage to and/or cost of removal of, and/or for the value of stock and/or trade fixtures, furniture and other personal property belonging to Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect Landlord's award nor any award(s) of the holder(s) of any and all mortgages affecting the Premises. In no event shall Tenant make any claim for the value of the unexpired term of the Lease.

                         SECTION 13. ACCESS TO PREMISES:

A.   Landlord and its designees shall have the right, but shall not be obligated to, without notice, to enter upon the Premises at all reasonable hours (but in emergencies at all times without notice and without being accompanied by a representative of Tenant): (1) to inspect the same, (2) to make repairs, additions or alterations to the Premises or the building or any property owned or controlled by Landlord, and (3) for any lawful purpose. Landlord agrees that a representative of Tenant may accompany Landlord and, if Tenant desires to accompany Landlord, Tenant agrees that a representative of Tenant will be available to accompany Landlord or else Landlord may enter unaccompanied. If Landlord makes or causes any repairs to made pursuant to Section 23 hereof, Landlord shall not be responsible to Tenant for any loss or damage that may accrue to its stock or business by reason thereof. During its entry, Landlord agrees to use reasonable efforts to minimize interference with the business operation of Tenant at the Premises.

B. If, at reasonable hours, admission to the Premises for the purpose aforesaid cannot be obtained, or if at any time an entry shall be deemed necessary for the inspection or protection of the property or for making any repairs, whether for the benefit of Tenant or not, Landlord or Landlord's agents or representatives may enter the Premises by force or otherwise, without rendering Landlord or Landlord's agent or representative liable to any claim or cause of action for damages by reason thereof, and accomplish such purpose. The provisions contained in this Section 13 are not to be construed as an increase of Landlord's obligations under this Lease; it being expressly agreed that the right and authority hereby reserved does not impose nor does Landlord assume by reason thereof, any responsibility or liability whatsoever for the repair, care or supervision of the Premises, or any building, equipment or appurtenance on the Premises.

C. For a period commencing six (6) months prior to the end of the term, or any extension thereof, Landlord may have reasonable access to the Premises for the purpose of exhibiting the same to prospective tenants and to post any "To Lease" signs upon the Premises.

                     SECTION 14. ASSIGNMENT AND SUBLETTING:

A. Without the Landlord's prior written consent, and subject to this Section 14, neither the Tenant nor the Tenant's legal representatives or successors in interest by operation of law or otherwise (except as set forth in Paragraph "C" of this Section 14) shall directly or indirectly assign,mortgage, pledge, transfer, hypothecate or encumber this Lease. Without the Landlord's prior written consent, and subject to this Section 14, neither Tenant nor Tenant's legal representatives shall directly or indirectly sublet the Premises, in whole or in part, or permit the same or any portion thereof to be used or occupied by others except Tenant may sublet the whole Premises or permit the whole Premises to be used or occupied by others subject to Paragraph "B" and Paragraph "C" of this

     Section 14. Landlord hereby consents to the subletting of 10,000 square feet of the Premises to PDK, Labs, Inc., a true and complete copy of which is attached hereto as Exhibit "_". In addition, subject to obtaining Landlord's prior consent, Tenant shall not have the right to sublet the Premises more than once during the term of this Lease.

B.  (1)   In the event of a subletting pursuant to this Section 14, and the rental income under such sublease exceeds the rental payable by Tenant under this Lease, such rent differential shall be for the account of the Landlord, and Tenant covenants to pay Landlord such differential in equal monthly installments, together with the rental payable under this Lease. The aforesaid payments shall be collectible as additional rent.

     (2) Anything to the contrary notwithstanding, should Tenant desire to assign this Lease or sublet the entire Premises it shall give written notice of its intention to do so to Landlord forty (40) days or more before the effective date of such proposed subletting or assignment, which notice shall include fully executed copies of all proposed documentation in connection with the proposed assignment or subletting. Landlord may, at any time within thirty (30) days after the receipt of such notice and documentation from Tenant, cancel this Lease by giving Tenant written notice of its intention to do so, in which event such cancellation shall become effective twenty (20) days after its receipt by Tenant, with the same force and effect as if such cancellation date were the date originally set forth as the expiration date of the term of this Lease. In the event Landlord cancels this Lease Landlord may assign this Lease or sublet the Premises to Tenant's proposed assignee or sublessee without any liability whatsoever to Tenant.

C. Subparagraphs "A" and "B" of this Section 14 to the contrary notwithstanding, Tenant shall have the right to assign this Lease or sublet the entire Premises without Landlord's consent, provided that the assignee or sublessee is an entity which is an affiliate or wholly owned subsidiary of Tenant which may, as a result of a reorganization, merger or consolidation succeed to the entire business carried on by Tenant at such time, provided the following conditions are strictly and fully complied with:

     (1) The assignment must be, respectively, of all of Tenant's leasehold interest and of the entire Premises and shall also transfer to the assignee all of the Tenant's rights in and interest under this Lease including the security deposited hereunder.

     (2) At the time of such assignment or subletting this Lease must be in full force and effect without any breach or default thereunder on the part of Tenant, continuing beyond the period provided for curing same.

     (3) The assignment or subletting must be solely for the same purposes and uses permitted by this Lease.

     (4) The assignee (or sublessee, if sublease is for a term less than the then remaining term of this Lease) shall assume, by written recordable instrument, in form and content satisfactory to Landlord, the due performance of all Tenant's obligations under the Lease including any accrued obligations at the time of the assignment or subletting.

     (5) A copy of the assignment or sublease and the original assumption agreement (both in form and content satisfactory to Landlord) fully executed and acknowledged by the assignee together (if a corporation) with a copy of a properly executed corporate resolution authorizing such assumption agreement, shall be delivered to Landlord within ten
          (10) days from the effective date of such assignment or subletting.

     (6) Such assignment and/or subletting shall be upon and subject to all the provisions, terms, covenants and conditions of this Lease and Tenant (and any assignee(s) and sublease(s)) shall continue to be and remain liable thereunder.

     (7) Tenant shall reimburse Landlord for Landlord's reasonable attorney's fees for examination of and/or preparation of any documents in connection with such assignment.

     (8) Subject to the foregoing, Tenant may not effect a transaction the result of which is that this Lease becomes an asset of a person, firm or corporation having no bona fide and ongoing business relationship to Tenant.

D. The transfer of more than forty (40%) percent of the voting stock of any corporate tenant, whether by operation of law, or otherwise, or whether in a single transaction or a series of transactions, to other than members of the immediate family of the present shareholders, shall be deemed an assignment within the meaning of this Section 14 of the Lease and shall require Landlord's prior written consent, provided, however, the foregoing limitation shall not apply to any corporate tenant whose shares are publicly traded on a nationally recognized exchange.

E. Any consent by Landlord to any act of assignment or subletting shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of Tenant, or the legal representatives or assigns of Tenant, to obtain from Landlord consent to any other or subsequent assignment or subletting, or as modifying or limiting the rights of Landlord under the foregoing covenant by Tenant not to assign or sublet without such consent.

F. If Landlord does not deny Tenant's request for an assignment or sublet, such consent shall be given subject to and provided Tenant strictly complies with items (1) - (8) of subsection "C" of this Section 14.

                   SECTION 15. TENANT'S ADDITIONAL AGREEMENT:

A.   Affirmative Obligations: Tenant agrees, at its own cost and expense, to:

     (1) Keep Premises Clean: keep the Premises (including without limitation, exterior and interior portions of all windows, doors and all other glass) in a neat and clean condition;

     (2) Keep Premises Attractive: maintain the Premises and Tenant's personal property therein as an attractive area in accordance with the general character of the Premises;

     (3) Comply With Laws: promptly comply with all present and future laws, ordinances, rules, directions and regulations of governmental or quasi-governmental authorities (including zoning laws and building codes) and Insurance Underwriters and insurance companies writing policies for the Premises, and any other organization exercising similar functions, affecting the Premises, whether same require changes or alterations to the Premises of a structural or nonstructural, foreseen or unforeseen, exterior or interior, or ordinary or extraordinary, nature or otherwise;

     (4) Labor Regulations: take no action which would violate Landlord's union contracts, if any, affecting the Premises;

     (5) Garbage: handle and dispose of all rubbish, garbage and waste from Tenant's operations in accordance with all rules and regulations established by Landlord and not permit the accumulation (unless in concealed metal containers), or burning, or any rubbish or garbage in, on or about any part of the Premises.

          For the first three (3) months of this Lease only, the Landlord shall contract for the disposal of all nonhazardous and non-toxic rubbish and garbage generated from Tenant's normal business operation at the Premises, at no cost to Tenant. Thereafter, Tenant shall be fully responsible, at its cost and expense, for removal of all rubbish and garbage at the Premises.

     (6) Outside Areas: maintain and keep in a clean and presentable manner all lawns, shrubbery and plant areas including weeding and cutting of lawns at least once a week between April 15 and November 15 in each year of the term.

B. Negative Obligations: Tenant agrees that it shall not at any time without first obtaining Landlord's consent:

     (1) Not Change Exterior Architecture: change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the building or any part thereof;

     (2) Not Use Sidewalks: use, or permit to be used, the sidewalk adjacent to, or any other space outside the building for display, sale or any other similar undertaking;

     (3) No Loud Speakers: use or permit to be used, any advertising medium and/or loud speaker, and/or sound amplifier, and/or radio or television broadcast which may be heard outside the building;

     (4) Not Misuse Plumbing Facilities: use the plumbing facilities for any purpose other than for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so- called "disposal" or similar units, or otherwise;

     (5) No Liens: subject any fixtures, furnishings or equipment in or on the Premises which are affixed to the realty, to any mortgages, liens, conditional sales agreement, security interests or encumbrances;

     (6) Not Damage the Premises: perform any act or carry on any practice which may damage, mar or deface the Premises;

     (7) Not Exceed Floor Loads: place a load on any floor of the building exceeding the floor load per square foot which such floor was designed to carry, or install, operate or maintain therein any heavy item or equipment except in such manner as to achieve a proper distribution of weight;

     (8) Not Exceed Electrical Load: install, operate or maintain in the Premises any electrical equipment which will overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation as reasonably determined by Landlord in light of the overall system and requirements thereof, or which does not bear underwriters' approval;

     (9) Not Permit Odors, Etc.: suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the building and/or Premises;


     (10) Not Cause Injury, Etc.: use or occupy the building or do or permit anything to be done thereon in any manner which will cause structural injury to the same, or which would constitute a public or private nuisance or which will violate any present or future laws, rules, regulations, ordinances, directions or requirements (ordinary or extraordinary, foreseen or unforeseen) of the federal, state, county, local or municipal governments, or of any department, subdivisions, bureaus or offices thereof, or of any other governmental, public or quasi-public authorities, including insurance companies writing policies for the Premises, now existing or hereafter created, having jurisdiction in the Premises.

                           SECTION 16. INTEREST RATE:

A. Whenever this Lease refers to "interest" or Interest Rate, same shall be computed at a rate equal to the Prime Rate (as hereafter defined) plus four (4%) percent. If, however, payment of interest at such rate by Tenant (or by the Tenant then in possession having succeeded to the Tenant's interest in accordance with the terms of this Lease) should be unlawful, i.e., violative of the usury statutes or otherwise, then "interest" shall, as against such party, be computed at the maximum lawful rate payable by such party, and any payments received which may be in excess of the legal rate shall be applied towards a reduction of the principal amount owing so as to reduce the interest payments to a rate not violative of the usury laws.

B. "Prime Rate" shall mean the rate being charged at the time in question by the Chase Manhattan Bank (National Association) for short term (90 day) unsecured loans made to its preferred customers.

                         SECTION 17. EASEMENT FOR PIPES:

     Tenant shall permit Landlord or its designees to erect, use, maintain and repair pipes, cables, plumbing, vents and wires, in, to and through the building and/or Premises, as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the building or any other portion of the Premises. All such work shall be done, so far as practicable, in such manner as to avoid unreasonable interference with Tenant's use of the Premises.

                             SECTION 18. UTILITIES:

     Landlord represents that gas, water and electric service and sewer lines are presently available at the Premises. Landlord shall not be required to furnish any utilities, facilities or services to the Premises, including but not limited to management and janitorial services, heat, water, sewer, power, telephone or other communication service, gas or electric, and shall not be liable for any failure of supply of any such utility service. Tenant shall pay promptly, as and when the same become due and payable, all water rents, rates and charges, all sewer rents and all charges for electricity, gas, heat, steam, hot and/or chilled water and other utilities directly to the utility company and shall indemnify Landlord against any liability or damages on such account.

     During the full term of the Lease, Tenant shall have the full responsibility of repairing, replacing, restoring and maintaining the heating and air conditioning systems, including maintaining a full service maintenance contract, in form and content satisfactory to Landlord, for the life of the Lease, covering the replacement of all parts, and the cost of labor and preventative maintenance to be done on at least a quarterly basis for the heating and air conditioning system. Landlord hereby assigns to Tenant all assignable warranties, if any, which may exist with regard to the mechanical systems at, and the roof for, the Premises.

                               SECTION 19. SIGNS:

A. Tenant shall not, without Landlord's prior written consent, place or install any sign on the roof nor on any exterior wall of the building (including, without limitation, both the interior and exterior surfaces of windows and doors) nor on any part of the land except that Tenant may install and maintain, at its own cost and expense, including payments for permits and the sign, a single, flat faced sign on the front of the building subject to the approval of Landlord as to dimensions, content, material, location and design. The sign shall be substantially similar to the type of sign presently permitted in the Heartland Executive Park. Tenant agrees that the sign shall be union made and shall not be installed on the Premises or the building until all approvals and permits are first obtained and copies thereof delivered to Landlord together with evidence of payment for any fees pertaining to Tenant's sign.

     In the event Landlord or Landlord's representative shall deem it necessary to remove such sign in order to make any repairs, alterations or improvements in and upon the Premises, or the building, Landlord shall have the right to do so, provided the same be removed and replaced at Landlord's expense, whenever the said repairs, alterations or improvements shall be completed. At the expiration or sooner termination of this Lease, unless notified to the contrary by Landlord, Tenant shall, at its sole cost and expense, remove its sign from the building and repair, replace and restore the Premises to the condition existing prior to the placement of the sign.

B. As used in this Section 19, the word "sign" shall be construed to include any placard, light or other advertising symbol or object irrespective of whether same be temporary or permanent. The single identification sign erected on the front of the building shall not project above the bottom of the building parapet wall. Such type signs as "Help Wanted", "For Sale",

     "To Let" or any advertising signs are specifically excluded from being displayed on any part of the Premises or its adjacent land on a temporary or permanent basis.

                          SECTION 20: EXTENSION TERM(S)

A. Provided Tenant is not in default under any of the material terms and conditions of this Lease beyond the applicable cure period, if any, whether at the time of the required exercise of the option to extend the term or prior to the commencement of the First Extension Term (as hereafter defined) Tenant shall have the option to extend the term of this Lease for an additional two (2) years ("First Extension Term"), on the following terms and conditions:

     (i) Tenant shall notify Landlord of its intention to extend the term of this Lease for an additional period of two (2) years. Said notice shall be in writing and must be sent by Tenant in accordance with the notice provisions of this Lease not less than six (6) months prior to the expiration of the current term of this Lease, that is prior to April 15, 1998. Time shall be of the essence with regard to this notice requirement.

          Tenant's notice to Landlord shall be irrevocable, and, in the event of such notice, Tenant shall be liable for the rent, as determined below, during the First Extension Term.

          Notwithstanding anything to the contrary contained herein, if at any time this Lease is terminated prior to the expiration of the initial term hereof, then, without the requirement of any notice, Tenant's option to extend the term as set forth herein is likewise terminated.

     (ii) For the period October 15, 1998 through October 14, 1999, Base Rent shall be two hundred seventy thousand and 00/100 ($270,000.00) Dollars, payable twenty-two thousand five hundred and 00/100 ($22,500.00) dollars monthly.

    (iii) For the period October 15, 1999 through October 14, 2000, Base Rent shall be two hundred seventy thousand and 00/100 ($270,000.00) Dollars, payable twenty-two thousand five hundred and 00/100 ($22,500.00) dollars monthly.

     (iv) The limits of insurance to be carried by Tenant pursuant to Section 8 of the Lease, shall be increased upward (not downward) by the percentage change in the Consumer Price Index (for any region which contains Long Island, New York,) between the commencement date of the term of this Lease and the commencement date of the First Extension Term.

     (v)  The same terms and conditions as set forth in the Lease (except for rental and insurance which shall be as set forth in paragraphs A (ii),
          (iii) and (iv)) shall remain binding upon Landlord and Tenant during the First Extension Term of this Lease.

B. Provided Tenant is not in default under any of the material terms and conditions of this Lease beyond the applicable cure period, if any, whether at the time of the required exercise of the option to extend the First Extension Term or prior to the commencement of the Second Extension Term (as hereafter defined) Tenant shall have the option to extend the term of this Lease for an additional two (2) years ("Second Extension Term"), on the following terms and conditions:

     (i) Tenant shall notify Landlord of its intention to extend the term of this Lease for an additional period of two (2) years. Said notice shall be in writing and must be sent by Tenant in accordance with the notice provisions of this Lease not less than six (6) months prior to the expiration of the current term of this Lease, that is prior to April 15, 2000. Time shall be of the essence with regard to this notice requirement.

          Tenant's notice to Landlord shall be irrevocable, and, in the event of such notice, Tenant shall be liable for the rent, as determined below, during the Second Extension Term.

          Notwithstanding anything to the contrary contained herein, if at any time this Lease is terminated prior to the expiration of the initial term or First Extension Term hereof, then, without the requirement of any notice, Tenant's option to extend the term as set forth herein is likewise terminated.

     (ii) For the period October 15, 2000 through October 14, 2001, Base Rent shall be two hundred eighty-three thousand five hundred and 00/100 ($283,500.00) Dollars, payable twenty-three thousand six hundred twenty-five and 00/100 ($23,625.00) dollars monthly.

    (iii) For the period October 15, 2001 through October 14, 2002, Base Rent shall be two hundred ninety-seven thousand six hundred seventy-five and 00/100 ($297,675.00) Dollars, payable twenty-four thousand eight hundred six and 25/100 ($24,806.25) dollars monthly.

     (iv) The limits of insurance to be carried by Tenant pursuant to Section 8 of the Lease, shall be increased upward (not downward) by the percentage change in the Consumer Price Index (for any region which contains Long Island, New York,) between the commencement date of the First Extension Term and the commencement date of the Second Extension Term.

     (v) The same terms and conditions as set forth in the Lease (except for rental and insurance which shall be as set forth in paragraphs B

          (ii),(iii) and (iv)), shall remain binding upon Landlord and Tenant during the Second Extension Term of this Lease.

C. Tenant shall have no further option to extend the term of this Lease other than for the First Extension Term or Second Extension Term.

D. It is specifically agreed that a material term or condition of this Lease shall include, but not be limited to, payment of any Base Rent or any additional rent under this Lease.

                     SECTION 21. NON-LIABILITY OF LANDLORD:

     Landlord and Landlord's agents and employees shall not be responsible or liable for, and Tenant waives all claims for, loss or damage that may be occasioned to Tenant's business or damage to person or property sustained by Tenant resulting from any accident or occurrence (unless caused by or resulting from the negligence of Landlord, other than accidents or occurrences against which Tenant is insured) in or upon the Premises or the building, including, but not limited to, claims for damage resulting from: (i) any equipment or appurtenances becoming out of repair; (ii) injury done or occasioned by wind; (iii) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, fire, and steam pipes, stairs, porches, railing or walks; (iv) broken glass; (v) the backing up of any sewer pipe or downspout; (vi) the bursting, stoppage, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or other pipe or tank in, upon or about the building or the Premises; (vii) the escape of steam or hot water; (viii) water, snow or ice being upon or coming through the roof, skylight, trapdoor, stairs, doorways, show windows, walks or any other place upon or near the building or the Premises or otherwise; (ix) the falling of any fixture, plaster, tile or stucco; and
     (x) any act, omission or negligence of other tenants, licensees or of any other persons or occupants of the building or of adjoining or contiguous buildings or of owners of adjacent or contiguous property, or any part thereof.

                             SECTION 22. INDEMNITY:

     Tenant agrees to unconditionally indemnify, hold harmless and defend Landlord, and its respective successors, assigns,agents and employees, from and against, and reimburse such indemnified person for, any and all costs, expenses, liabilities, causes of action, claims, penalties, fines or demands, of any nature whatsoever (including without limitation all third party public liability and property damage claims) which may be imposed on, incurred by or asserted against Landlord, and its successors, assigns, agents or employees, including any or all liabilities, obligations, damages, costs, remedial costs, disbursements and expenses (including without limitation, administration, and attorneys' fees and disbursements, including fees in connection with appeals and enforcement of this indemnity) of Tenant and Landlord in any way relating to or arising, or alleged to arise out of this Lease, the Premises, the possession, use, enjoyment or occupancy of all or any portion of the Premises, or related thereto, including the acts or omissions of Tenant, or any concessionaire, or subtenant or their respective licensees, servants, agents, employees and contractors, including without limitation those in any way relating to or arising or alleged to arise out of, for, or in connection with (a) any claims based on strict liability in tort and any claim, penalty, or charge, or any asserted or threatened claim that Tenant polluted or contaminated the environment in any way or failed to obtain or comply with any and all environmental permits, laws, regulations, ordinances, order, and any other applicable environmental requirement in effect now or in the future in connection with Tenant's operations or occupancy, (b) any injury whatsoever to or the death of any person or any damage whatsoever to or loss of property in, on, about or near the Premises, or any part thereof, including the sidewalks adjoining the same, or in any manner growing out of or in connection with, or alleged to grow out of or in connection with, the use, or business conducted at the Premises, replacement, adaptation or maintenance of the Premises, or of any other land and interests in land used or occupied in connection with the Premises (whether owned or under the control of Landlord or Tenant), or resulting or alleged to result from the condition of any thereof; (c) any violation, or alleged violation, of any provision of this Lease (except by Landlord) or of any agreement, law, rule, regulation, ordinance or restriction, affecting or applicable to the Premises or Tenant's activities at the Premises, or the leasing, use, replacement, adaptation or maintenance thereof, or (d) any default under the Lease by Tenant which would cause a default under any mortgage (except as to the payment of principal or interest thereunder). Nothing in this Section 22 shall be construed to make Tenant liable hereunder for matters directly resulting from the wilful misconduct or gross negligence of the party otherwise to be indemnified hereunder or resulting from acts unrelated to the Lease, possession or use of the Premises. In case any action, suit or proceeding is brought against Landlord, its successors or assigns, agents or employees, in connection with any claim indemnified against hereunder, Landlord or mortgagee may and Tenant will, at Tenant's expense, diligently resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Tenant and approved by Landlord and, in the event of any failure by Tenant to do so, Tenant shall pay all costs and expenses (including without limitation attorney's fees and expenses) incurred by Landlord in connection with such action, suit or proceeding. Tenant and Landlord each agree to promptly notify each other, in writing, of any claim or liability hereby indemnified against, provided the failure of either party to give prompt written notice to the other shall not relieve either party of liability hereunder.

                       SECTION 23. RIGHT TO CURE DEFAULTS:


     If Tenant shall fail to comply fully with any of its obligations under this Lease (including, without limitation, its obligations to maintain various policies of insurance, comply with all laws, ordinances and regulations and pay all bills for utilities), then Landlord shall have the right, at its option but without obligation to do so, and at Tenant's expense, to cure such breach on behalf of Tenant. Tenant agrees to reimburse Landlord (as additional rent) for all costs and expenses incurred as a result thereof together with interest thereon promptly upon demand.

                       SECTION 24. BANKRUPTCY-INSOLVENCY:

     Tenant agrees that if the estate created hereby shall be taken upon execution, attachment or any other process of law, or if Tenant shall be adjudged a bankrupt or insolvent, or any receiver or trustee shall be appointed for the business or property of Tenant and be not discharged within forty-five (45) days, or if Tenant shall make any assignment of its property for the benefit of creditors, or if Tenant shall file a voluntary petition in bankruptcy, or apply for reorganization, composition, extension or other arrangement with its creditors under any federal or state law now or hereafter enacted, and any such process, assignment, action or proceeding be not vacated or set aside within thirty (30) days thereafter, then each of the foregoing shall be deemed an Event of Default for the purposes of the following Section 25 and Tenant shall remain liable as provided in said Section 25. For the purpose of this Section 24, the term "Tenant" shall be deemed to include the guarantor of this Lease, if any. Notwithstanding anything to the contrary contained in this Lease, it is specifically understood that this Lease is not intended to be an asset of the Tenant.

                              SECTION 25. DEFAULT:

     A.   The following shall be defined and deemed as an "Event of Default":

          (1) Any failure of Tenant to pay any Base Rent, Real Estate Taxes, additional rent, or other sum of money due within five (5) days after the same shall be due under this Lease; or

          (2) Any failure of Tenant to maintain the insurance as required by this Lease for more than ten (10) days after notice from Landlord;

          (3) Any failure of Tenant to correct any default with respect to Section "7" within seven (7) days or such shorter period of time as may be required by any rule, regulation, law, ordinance, statute, direction and/or requirement of all governmental and quasi-governmental authorities, etc. having jurisdiction over the

               Premises, after notice of such default shall have been served upon Tenant, unless the default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within the applicable period, and Tenant shall not have diligently commenced curing such default within such seven (7) day period and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default; or

          (4) Any failure of Tenant to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after notice of default shall have been served upon Tenant, unless the default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within the applicable period, and Tenant shall not have diligently commenced curing such default within such thirty (30) day period and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default; or

          (5)  If Tenant shall abandon said Premises; or

          (6) If by operation of law any interest of Tenant shall pass to another and not revert to Tenant within thirty (30) days; or

          (7) An Event of Default as defined in any other Section of this Lease.

     B. In case of any Event of Default not cured as hereinabove provided the Landlord shall have the immediate right of re-entry and may remove all persons and property from the Premises by summary proceedings, reasonable force or otherwise. In addition, in any Event of Default (whether or not Landlord shall elect to re-enter or to take possession pursuant to legal proceedings or pursuant to any notice provided for by law) Landlord shall have the right, at its option, to immediately terminate this Lease on three (3) days notice to Tenant and/or it may from time to time, whether or not this Lease be terminated, make such alterations and repairs as may be necessary in order to relet the Premises, and/or relet said Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rental(s) and upon such other terms and conditions as Landlord in its sole discretion may deem advisable; upon each such reletting all rental(s) received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness (other than rental due hereunder) of Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and of costs of such alterations and repairs; third, to the payment of rental(s) due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rental(s) as the same may become due and payable hereunder, with the right reserved to Landlord to bring such action(s) or proceeding(s) for the recovery of any deficits remaining unpaid without being obliged to await the end of the term for a final determination of Tenant's account, and the commencement or maintenance of any one or more actions shall not bar Landlord from bringing other or subsequent actions for further accruals pursuant to the provisions of this Section.

          If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly subject to Landlord's right of action(s) or proceeding(s) as aforesaid. No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach as damages for loss of the bargain and not as a penalty, including the cost of recovering the Premises, reasonable attorneys' fees, and including the worth at the time of such termination of the excess, if any, of the amount of all rent, additional rent, and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the aggregate rental value of the Premises for the remainder of the term, all of which shall be immediately due and payable from Tenant to Landlord. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right to appropriate injunctive relief. The rights and remedies whether herein or anywhere else in this Lease provided shall be cumulative and the exercise of any one shall not preclude the exercise or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity or by statute.

                           SECTION 26. SUBORDINATION:

     A. This Lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which the Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessee or by any mortgagee, affecting any lease or the real property of which the Premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Landlord may reasonably request.

     B. Notwithstanding the provision of Paragraph A, should any mortgagee require that this Lease be prior rather than subordinate to any such mortgage, Tenant shall, promptly upon request therefor by Landlord or such mortgagee, and without charge therefor, execute a document effecting and/or acknowledging such priority, which document shall contain, at the option of such requesting party, an attornment obligation to the mortgagee as landlord in the event of foreclosure or to any party acquiring title through such mortgage in such event.

     C. Landlord agrees to use reasonable efforts to obtain a non- disturbance agreement for the benefit of Tenant from the holder of any mortgage affecting the Premises.

                       SECTION 27. SURRENDER OF PREMISES:

On the last day or sooner termination of the term, or any extension term, Tenant shall quit and surrender the Premises broom clean, in good condition and repair (reasonable wear and tear excepted; provided that damage to the Premises (such as, but not limited to, walls, floors and ceilings) resulting from the specific business use of the Premises by Tenant shall not be considered ordinary wear and tear), together with all alterations, additions and improvements which may have been made in, on or to the Premises, except movable furniture or unattached movable trade fixtures put in at the sole expense of Tenant; provided, however, that Tenant shall ascertain from Landlord at least thirty (30) days before the end of the term whether Landlord desires to have the Premises or any part thereof restored to the condition in which it was originally delivered to Tenant, and if Landlord shall so desire, then Tenant, at its own cost and expense, shall restore the same before the end of the term, remove from the Premises all its property together with any alterations, additions and improvements, the removal of which is requested by Landlord, and any or all of such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Premises be not surrendered as and when aforesaid, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this Section shall survive the expiration or sooner termination of the term.


                        SECTION 28. RIGHT OF REDEMPTION:

Tenant waives any and all rights of redemption conferred by statute or otherwise, to the extent legally authorized, upon the expiration or sooner termination of the term or upon the entry of final unappealable judgment for recovery of possession through any action or proceeding.

                    SECTION 29. EFFECT OF UNAVOIDABLE DELAYS:

The provisions of this Section shall be applicable if there shall occur, during or prior to the term, any: (1) strike(s), lockout(s) or labor dispute(s); (2) inability to obtain labor or materials or reasonable substitutes therefor; or
(3) Acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, insurrection, revolution, sabotage, or fire or other casualty, or other conditions similar to those enumerated in this item (3) beyond the reasonable control of Landlord, or if Landlord is delayed or impeded by acts of Tenant, its officers, employees, agents, servants and the like or by weather conditions. If Landlord shall, as a result of any such event, fail punctually to perform any Lease obligation, including, but not limited to, Landlord's obligations set forth in Sections 2, 5 and 6 hereof, then such obligation(s) shall be punctually performed as soon as practicable after such event shall abate. If Landlord shall, as a result of any such event, be unable to exercise any right or option within any time limit provided therefor in this Lease such time limit shall be deemed extended for a period equal to the duration of such event. Landlord shall under no circumstances be liable to Tenant for any damages which may result from any such delays and Tenant shall have no right to cancel or terminate this Lease by reason of any such delay caused by an event in this paragraph.

                              SECTION 30. CONSENTS:

Landlord agrees that whenever in this Lease Landlord's consent shall be required, the same shall not unreasonably withheld or delayed. Landlord agrees that if Landlord does not respond at all to any formal written request by Tenant for consent or approval within thirty (30) days after written notice from Tenant, such consent or approval shall be deemed granted or approved. However, Tenant shall not be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord unreasonably withheld or unreasonably delayed any consent or approval; but Tenant's sole remedy shall be an action or proceeding to enforce any such provisions, or for specific performance, injunction or declaratory judgment.

                         SECTION 31. TENANT'S SECURITY:

Tenant has deposited with Landlord the sum of nineteen thousand one hundred sixty-seven and 00/100 ($19,167.00) Dollars as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to the payment of Base Rent and additional rent, Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Base Rent and additional rent or any other sum as to which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency may accrue before or after summary proceedings or other re-entry by Landlord. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security or any balance thereof shall be returned to Tenant within ten (10) business days after the date fixed as the end of this Lease and after delivery of entire possession of the Premises to Landlord. Tenant shall not be entitled to any interest on security. In the absence of evidence satisfactory to Landlord of any assignment of the right to receive the security, or the remaining balance thereof, Landlord may return the security to the original Tenant, regardless of one or more assignments of the Lease itself. In the event of a sale, or leasing, subject to this Lease, Landlord shall have the right to transfer the security to the vendee or lessee and Landlord shall be considered released by Tenant from all liability for the return of such security; and Tenant agrees to look solely to the new landlord for the return of the security and it is agreed that this shall apply to every transfer or assignment made of the security to a new landlord. No holder of a mortgage to which the Lease is subordinate shall be responsible in connection with the security deposited hereunder, by way of payment of rents, or otherwise, unless such mortgagee shall have received the security deposited hereunder. Tenant further covenants that it will not assign, mortgage, encumber or attempt to assign, mortgage, or encumber the monies deposited herein as security and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, mortgage, attempted assignment or attempted encumbrance. It is expressly understood and agreed that the issuance of a warrant and the re-entering of the Premises by Landlord for any default on part of Tenant prior to the expiration of the term, or any extension thereof, shall not be deemed such a termination of this Lease as to entitle Tenant to the recovery of security; that any unapplied portion of such deposit shall be retained and remain in possession of Landlord until the end of term.

                        SECTION 32. TENANT'S CERTIFICATE:

     Tenant shall, without charge at any time and from time to time within ten
     (10) days after request by Landlord, certify by written instrument, duly executed, acknowledged and delivered, to any mortgagee, assignee of any mortgagee or purchaser, or any proposed mortgagee, proposed assignee of any mortgagee, or proposed purchaser, or any other person, firm, or corporation specified by Landlord:


     A. That this Lease is unmodified and in full force and effect (or, if there has been modifications, that the same is in full force and effect as modified and stating the modifications); and

     B. Whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so, specifying the same); and

     C. The dates, if any, to which the Rental(s) and other charges hereunder have been paid in advance; and

     D.   The termination date of the Lease; and

     E.   The amount of Base Rent currently being paid by Tenant; and

     F.   The amount of security deposited hereunder; and

     G. That there are no options or rights other than as may be set forth in the Lease; and


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

     H. Such other and further items as may reasonably be required by Landlord, any mortgagee or any proposed assignee.

     Tenant's failure to deliver such letter within the required time, or failure of any such statement to contain the required certifications, shall be conclusive upon Tenant that this Lease is in full force and effect without any modification and that there are no defaults, or such items not certified to are as set forth in this Lease, as the case may be.

     Tenant further agrees that upon written request of Landlord, Tenant will furnish to Landlord and to prospective mortgagees of the property such financial statements and information as such prospective mortgagees may reasonably request.

     Tenant shall also furnish to Landlord and any mortgagee, within ninety (90) days after the end of each fiscal year of the Tenant, copies of financial statements of the Tenant for such fiscal year, certified by Tenant.

     If an institution furnishing or intending to furnish a mortgage on the Premises shall require a change or changes in this Lease as a condition of such financing and if Tenant refuses to agree thereto, the Landlord may terminate this Lease at any time, provided such changes shall not substantially alter the obligations of the parties each to the other or to impose on the Tenant any conditions more burdensome than as otherwise exists hereunder.

     Tenant's failure to deliver such letter within such time shall be conclusive upon Tenant that this Lease is in full force and effect without any modification and that there are no defaults.

                      SECTION 33. WAIVER OF TRIAL BY JURY:

     Landlord and Tenant do hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other upon any matters whatsoever arising out of or in any way connected with this Lease, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage. It is further mutually agreed that in the event Landlord commences any summary proceedings for non-payment of any Base Rent and additional rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding.

                          SECTION 34. QUIET ENJOYMENT:

     Landlord covenants that upon Tenant paying the rental(s) and performing and observing all Tenant's other Lease obligations, Tenant may peaceably and quietly have, hold and enjoy the Premises for the term hereof and any renewal thereof, subject and subordinate as provided in this Lease.

                            SECTION 35. SOLE BROKER:

     Landlord represents that it did not give any broker an exclusive right to lease the Premises. Tenant covenants, warrants and represents to Landlord that there was no broker other than ASHLIND PROPERTIES CORP. (hereinafter referred to as the "Broker") instrumental in consummating this Lease, and that no conversations or prior negotiations were had with any broker other than Broker concerning the renting of the Premises. Tenant further acknowledges that Landlord would not have entered into this Lease without such warranty and representation by Tenant. Tenant agrees to hold Landlord harmless against any commissions, claims, costs, expenses, demands, suits, causes of actions or liability whatsoever, including attorney's fees, with respect to finder's or brokerage fees or commissions arising out of transactions contemplated by this Lease asserted against Landlord by any other broker or finder. Any payments due to Landlord hereunder shall be due as additional rent. The representations contained in this section shall survive the termination of this Lease. Tenant agrees, at Tenant's sole cost and expense, to pay the Broker the commission due broker hereunder pursuant to a separate agreement and shall hold Landlord harmless in connection therewith, as aforesaid.

                          SECTION 36. ATTORNEY'S FEES:

     In the event that Landlord institutes:

     (a) summary or other proceedings to recover possession of the Premises (including if Tenant remains in Premises at the expiration or sooner termination of the term of this Lease) and is successful; or


     (b) a lawsuit to recover rent, additional rent or other payments due under the Lease and is successful; or

     (c) a lawsuit to enforce or to recover damage for the breach of any of the terms of the Lease and is successful; or

     (d) any appearance by Landlord or its representatives at any of (a) - (c);
or

     (e) should Tenant desire to amend, modify or change the Lease, or desire to assign the Lease or sublease the Premises or in any other situation where Landlord needs the services of an attorney;

it is specifically agreed that Tenant shall pay Landlord and/or Landlord shall be entitled to recover from Tenant, in addition to all items which Landlord may be entitled to recover in law or in equity, whether or not Landlord does recover any items, attorney's fees, and the costs and disbursements of said proceeding or otherwise as set forth in (a) - (e) above. Said payment(s) shall be due as additional rent, and Landlord's Petition and/or Pleadings may make demand for payment of attorney's fees as an amount currently due and owing to Landlord as of the date of the Petition and/or Pleadings without the necessity of any or further demand therefor or invoice for the same.

For the purposes hereof, Landlord shall be successful in the event at any time Landlord obtains a judgment, order or recovers, or Tenant agrees to or is ordered to pay, or comply with, the whole or any part of the relief demanded in Landlord's petition, complaint, pleadings or other moving papers, or there is a settlement with Tenant, whether at, during or prior to any trial or hearing, by stipulation, order or otherwise, whereby Landlord obtains or recovers, or Tenant agrees to pay or comply with the whole or any part of the relief demanded in Landlord's petition, complaint, pleading or other moving papers.

In the event Landlord shall recover possession of the Premises in any summary proceeding Tenant shall remain liable to Landlord under the Lease, and in addition to all other remedies available at law in equity or under the Lease, Landlord may seek damages for failure to pay rent under the Lease or failure to abide by the terms and conditions of the Lease.

                   SECTION 37. POLLUTION AND HAZARDOUS WASTE:

Tenant agrees that no part of the Premises will be used in any way for, and Tenant shall not suffer, permit or allow the use of the Premises or any part thereof, either directly or indirectly, for treatment, preparation, generation, manufacture, use, refining, production, storage, maintenance, handling, transfer, transporting processing,disposal, burial, dispersal, release,or placement of any Hazardous Substance (as hereinafter defined), petroleum products, pollutants or contaminants. Tenant shall not release, suffer or permit the release of any Hazardous Substance, petroleum products, pollutants or contaminants onto the Premises or into the subsurface thereof or onto any property whatsoever, including without limitation, surface water and ground waters unless in compliance with all applicable law(s), permit(s), order(s), or other valid governmental approval(s), whether now in effect or hereafter enacted. Furthermore, Tenant shall not cause or permit to occur any violation of any federal, state or local law, ordinance, regulation or order now or hereafter enacted, related to environmental conditions on, under or about the Premises, or arising from Tenant's use or occupancy of the Premises, including, but not limited to, soil and ground water conditions. Tenant shall, at Tenant's own expense, comply with all laws regulating the treatment, preparation, generation, manufacture, use, refining, production, storage, maintenance, handling, transfer, transporting processing,disposal, burial, dispersal, release,or placement of any Hazardous Substance, petroleum products, pollutants or contaminants. Furthermore, Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities under all present and future laws. Tenant shall provide all information regarding the treatment, preparation, generation, manufacture, use, refining, production, storage, maintenance, handling, transfer, transporting, processing, disposal, burial, dispersal, release, or placement of any Hazardous Substance, petroleum products, pollutants or contaminants that is requested by Landlord. Tenant agrees to provide Landlord with an exact copy of any notice, directive,request, demand or any other communication received by Tenant in connection with or relating to any matter or thing covered by this Section 37.

The term Hazardous Substance means, without limitation, any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance,toxic substance, flammable, explosive, combustible, radioactive material, urea formaldehyde foam insulation, asbestos, PCB's, chemicals known to cause cancer or reproductive toxicity, or any manufacture,preparation, production, generation,use, maintenance, treatment, storage, transfer, handling or ownership of which is restricted, prohibited, regulated, penalized by any and all federal, state, local, county, or municipal statutes, laws, or orders now or at any time hereafter in effect, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act ( 49 U.S. C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act ( 33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss.ss. 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C.ss.ss. 651 et seq.), as these laws have been or may be amended or supplemented,and any substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

Failure of Tenant to abide by all of the foregoing obligations shall be a default under this Lease which, if not cured within five (5) days of Landlord's notice, or sooner if an emergency, dangerous, or hazardous condition exists in, at, on, upon or about the Premises, shall entitle Landlord to pursue all remedies available in law, at equity and/or under the Lease.

In addition, Tenant shall indemnify and save Landlord and its successors and assigns and their respective officers, directors, shareholders, partners, agents and employees and the Premises and the building of which the Premises are part, harmless against any and all claims, obligations, liabilities, violations, penalties, fines, suits, governmental orders, causes of actions, judgments, damages, costs and expenses, whether civil or criminal or both, of any and all kind or nature which result from or are in any way connected with a breach or default by Tenant of the foregoing agreement and/or which the Landlord may be subject in connection with any Hazardous Substance at the Premises, including ,without limitation,resulting from or in connection with the discharge, despoiler, release or escape of any Hazardous Substance, smoke, vapors, soot, fumes, acids, alkalis, toxic or hazardous chemicals, liquids or gases, volatile organics, waste materials or other irritants, contaminants or pollutants or otherwise at the Premises, or caused by or resulting from the use and operation of the Premises by Tenant, its successors and assigns and/or by reason of Tenant's invitees, licensees, employees, officers, agents, servants, etc., in any case whether or not Tenant has complied with its obligations pursuant to this agreement. This indemnification and save harmless agreement shall also cover any and all liens for hazardous waste clean up expenses in favor of the United States, New York State, or any political subdivision thereof, including the County of Suffolk, Town of Smithtown, and any governmental department of any of the foregoing.

All payments due from Tenant hereunder shall be due and payable as additional rent within ten (10) days of presentation of a statement therefor by Landlord.

This indemnification shall include, but not be limited to, legal fees and other charges to which Landlord may be put, including cleanup costs, in defending against any action or proceeding in connection with the foregoing.

This indemnification and save harmless agreement shall survive the termination of this Lease until such time as Tenant shall forward to Landlord, and/or its designee, a report by a certified chemist and/or engineer that the Premises are free of pollution and/or toxic or hazardous substances. The cost of said report shall be paid solely by Tenant.

                    SECTION 38. ADJACENT EXCAVATION-SHORING:

If an excavation shall be made upon land adjacent to the Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation license to enter upon the Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall, the property, or the building of the Premises from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Landlord, or diminution or abatement of rent. To the extent reasonably possible, it is agreed that any entrance onto the Premises shall be done so as to minimize interference with Tenant's business at the Premises.

                SECTION 39. DEFINITION AND LIABILITY OF LANDLORD:

A. The term "Landlord" as used in this Lease means only the owner in fee or the mortgagee in possession for the time being of the Premises, so that in the event of any transfer of said fee title, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder and it shall be deemed without further agreement between the parties and such grantee(s) that the grantee has assumed and agreed to observe and perform all obligations of Landlord hereunder.

B. It is specifically understood and agreed that there shall be no personal liability on Landlord in respect to any of the covenants, conditions or provisions of this Lease. This exculpation of personal liability shall be absolute and without any exception whatsoever. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's remedies. Tenant shall have no rights of lien, levy, execution or other enforcement proceedings against any other property or assets of Landlord.

                      SECTION 40. RELATIONSHIP OF PARTIES:

Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of Landlord and Tenant.

                              SECTION 41. NOTICES:

Except as may be provided by the Civil Practice Law & Rules or Real Property Actions and Proceedings Law, every notice, approval, consent or other communication authorized or required by this Lease shall not be effective unless served in writing and sent by United States certified mail, return receipt requested, directed, if to Tenant to the Premises, with a copy to Michael A. Lulkin, Esq., 750 Lexington Avenue, Suite 2750, New York, New York 10022, and if to Landlord, at the address set forth on the first page of this Lease, or such other address as either Tenant or Landlord may designate, from time to time, by notice given as provided herein.

It is specifically agreed that Michael Lulkin and Howard Vingan are authorized to give notices under this Lease on behalf of their respective clients and such notices shall be given the same force and effect as if given by the client.

Notwithstanding anything contained herein, all pleadings, petitions, notices of petitions, notices, summonses or other documents in connection with any litigation, proceeding or hearing in connection with this Lease shall be valid and effective provided the same is served in compliance with the statutory requirements governing such litigation, proceeding or hearing.

Each and all of the rental(s) payable by Tenant to Landlord under any of the provisions of this Lease shall be paid to Landlord at the same place where a notice to Landlord is herein required to be directed. If either party shall properly exercise any option or election herein given to terminate this Lease, the term shall expire and come to an end on the date properly specified in the notice of termination with the same force and effect as if said date had been originally fixed herein as the expiration date of this Lease, except for the continuation of Tenant's liability as set forth in Section 25 hereof.

                               SECTION 42. WAIVER:

One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be construed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.

                     SECTION 43. MISCELLANEOUS DEFINITIONS:

A. Affiliate" means any person, firm or corporation which controls or is controlled by the party in question, or is controlled by the same person(s), or firm(s) or corporation(s), or which is a member with such party in a relationship of joint venture, partnership or other form of business association which in any way affects the subject matter involved. The term "control" means the ownership of stock possessing, and of the right to exercise, at least fifty-one percent (51%) of the total combined voting power of all classes of stock of the controlled corporation issued, outstanding and entitled to vote for the election of directors, whether such ownership be direct or indirect through control of another corporation(s).

B. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The Section headings used herein are for reference and convenience only. Each and every term and provision of this Lease which requires any performance (whether affirmative or negative) by Tenant shall be deemed to be both a covenant and a condition. The words "re-enter" and "re-entry" as used herein are not restricted to their technical legal meaning.


                        SECTION 44. EXPIRATION OF LEASE:

In the event Tenant does not vacate the Premises on the expiration date of this Lease, then and in that event, and with the written consent of Landlord, Tenant's occupancy shall be strictly limited as a month-to-month Tenant on the terms and conditions of this Lease, at a monthly rental which is the greater of the market value of the Premises or twice the monthly rental payable for the last month of this Lease, same payable in advance on the first day of each month.

                           SECTION 45. UNDERSTANDING:

It is fully understood that Landlord and Tenant agree that this is a "net net net lease" and Tenant is to be fully responsible, liable and is to pay all taxes, fees, assessments, expenses, insurance, repairs both interior and exterior, nonstructural, and any other charges for the Premises, except to the extent expressly otherwise set forth in this Lease.

                            SECTION 46. JURISDICTION:

In any controversy concerning or related to this Lease or involving Landlord and Tenant under this Lease agreement, it is hereby agreed that the courts of the State of New York, in and for the County of Suffolk, be deemed the jurisdiction for purposes of any controversy involving the Lease herein and the laws of the State of New York shall be applicable. Tenant hereby further warrants and represents to Landlord that is authorized to do business in the State of New

York and hereby submits to the jurisdiction of the courts of the State of New York.

                              SECTION 47. EXHIBITS:

Landlord and Tenant agree that all of the terms and conditions, restrictions and covenants contained in the following:

     Exhibit A - Intentionally deleted prior to execution
     Exhibit B - Intentionally deleted prior to execution
     Exhibit C - Covenants and Restrictions
     Exhibit D - Covenants and Restrictions
     Exhibit E - Department of Health Letter

are to be strictly adhered to and these Exhibits are to be attached hereto and made part hereof.

                             SECTION 48. AUTHORITY:

Tenant warrants and represents that it is duly formed and in good standing, and has corporate or partnership power and authority, as the case may be, to enter into this Lease and has taken all corporate or partnership action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation enforceable in accordance with its terms. Tenant represents that the execution of this Lease has been authorized by resolution of the Board of Directors of any proposed corporate Tenant hereunder, or if the proposed Tenant is a partnership, the execution of this Lease has been consented to in writing by the partners thereof. Prior to the execution of this Lease Tenant shall provide Landlord with a certified copy of the corporate resolution(s), partnership consent, or other proof in form acceptable to Landlord which shall authorize the execution of the Lease at the time of execution and also evidence the authority of the signatory to sign this Lease on behalf of and bind the Tenant.

                          SECTION 49 ENTIRE AGREEMENT:

No oral statement or prior written matter shall have any force or effect all of which shall merge herein and be superseded hereby. No waiver of any provisions of this agreement shall be effective unless in writing, signed by the waiving party. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease and expressly agrees to accept the Premises "as is", subject to the terms and conditions of this Lease. This agreement shall not be modified except by a writing subscribed by all parties, nor may this Lease be cancelled by Tenant except with the written consent of Landlord, unless

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otherwise specifically provided herein. If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law. The submission by Landlord of the within Lease in draft form shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submission shall have no binding force or effect, shall confer no rights nor impose any obligations, including brokerage obligations, upon either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties. All captions herein are solely for convenience and shall not be given any legal effect.

Expect as otherwise provided in this Lease, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, distributees, executors, administrators, successors and permitted assigns.

          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands.

LANDLORD: PARK ASSOCIATES




     By: /s/ Gerald Wolkoff
         ---------------------------------
         Gerald Wolkoff, Partner


 TENANT:  SUPERIOR SUPPLEMENTS, INC.



     By: /s/ Larry Simon pres
         ---------------------------------
         Larry Simon, President


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

                                  Exhibit "E"

                                PARK ASSOCIATES
                              ONE EXECUTIVE DRIVE
                            EDGEWOOD, NEW YORK 11717
                                 (516) 242-6300

Gentlemen,

We are required by the Suffolk County Department of Health to have each of our tenants respond to the following questions. Please prepare a letter on your company letterhead addressing each of the items. We will supply the information requested on Item 10.

1. A general, but detailed, description of the nature of the business including the products manufactured, raw materials used, manufacturing processes employed and, in particular, a description of any wet processes required.

2. A description of any plans for expansion or a change in the foreseeable future.

3. A complete listing of all chemicals of any type to be used both at the present and in the future, giving quantities to be stored at any time and rates of consumption. This includes both solid and liquid materials.

4.   A description of how each chemical is used.

5. A description of each type of waste produced, how it is to be managed and the quantities expected.

6.   A description of any treatment proposed for handling waste materials.

7. A description of any storage facilities proposed for containing toxic or hazardous materials.


8. A statement that there will be no discharges from the facility that could contain toxic or hazardous materials (in areas where prohibited).

9. A statement that there will be no floor drains anywhere in the building, or if floor drains are needed, then a complete justification for the need for a floor drain system and plans for a proper closed drainage system and holding tank.

10.  A set of floor plans for the facility.

11. A statement signed by a responsible corporate officer (president or vice president) attesting to the truth and completeness contained in the report.

With regard to item 11, please include the following language in your letter:

     I certify that information included in this letter and all attachments have been reviewed and that, based on my inquiry of those persons immediately responsible for obtaining the information contained in this letter, I believe that the information is true, accurate and complete. I understand that false statements made herein are punishable as a class a misdemeanor pursuant to Section 210.45 of the penal law.

Should you have any question, please don't hesitate to give me a call.

Sincerely,